GPS FUNDS I
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of December 9, 2015, to the Transfer Agent Servicing Agreement, dated as of May 11, 2001, as amended August 27, 2002, May 15, 2007, April 1, 2011, December 18, 2012 and March 6, 2014 (the "Agreement"), is entered into by and between GPS FUNDS I, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of Funds of the Agreement; and

NOW, THEREFORE, the parties agree as follows:

Amended A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

GPS FUNDS I	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Patrick Young	By: /s/ Michael R. McVoy

Name: Patrick Young	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent
Servicing Agreement – GPS Funds I

Separate Series of GPS Funds I

GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Tax-Exempt Fixed Income Fund
GuideMark Core Fixed Income Fund
GuideMark Opportunistic Equity Fund

Amended Exhibit A (fees) continued on the following page

Amended Exhibit A to the
Transfer Agent Servicing Agreement – GPS Funds I
GPS Funds I & GPS Funds II – Transfer Agent Services Fee Schedule effective April 1, 2014
Shareholder Account Fee (Subject to Minimum)
No-Load  - $[  ] per  account
Load Fund - $[  ]  per account
Money Market - $[  ]  per account
The per account fees will be charged monthly from inception.
Annual Minimum*
$[  ]  per fund with one class
$[  ]  first load or money market fund

Multiple Class Fee* - $[  ] annually for each new class beyond the first class (waived during the first [  ] months of operations and tiered as listed below for months [  ] through [  ]).

*Minimum annual fee of $[  ] per new fund is waived for each fund during the first [  ] months of operations.  After the first [  ]  months, the following tiered minimum annual fee schedule applies during months [  ]  through [  ]  of operations:

[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ] % of the minimum annual fee in months [  ], [  ] & [  ]
[  ] % of the minimum annual fee in month [  ]  and beyond

Chief Compliance Officer Support Services:
$[  ] per trust per year.
Implementation Charges:
First CUSIP: $[  ]  /fund group (waived)
Subsequent CUSIPs:  $[  ]  /each additional CUSIP (waived)

Activity Charges:
Telephone Call - $[  ] per call
Manual Shareholder Transactions - $[  ]  per event
Draft Check Processing - $[  ]  per draft
Daily Valuation Trades - $[  ]  per trade
ACH Shareholder Services:
   $[  ]  per month per fund group
   $[  ]  per ACH item, setup and/or change
   $[  ]  per correction, reversal, return item

Charges Paid by Investors:
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[  ]  /qualified plan account or Coverdell ESA account (Cap at $[  ]  /SSN)
$[  ] /transfer to successor trustee
$[  ]  /participant distribution (Excluding SWPs)
$[  ]  /refund of excess contribution
$[  ]  /reconversion/recharacterization

Additional Shareholder Paid Fees
$[  ]  /outgoing wire transfer or overnight delivery
$[  ]  /telephone exchange
$[  ]  /return check or ACH or stop payment
$[  ]  /research request per account (Cap at $[  ]  /request) (This fee applies to requests for statements older than the prior year)

Plus out-of-pocket expenses, including, but not limited to:
 Telephone – toll-free lines
 Postage
 Stationery, Envelopes
 Programming, Special Reports
 Insurance
 Record Retention
 Microfilm/fiche of records
 Proxies, Proxy Services
 ACH fees
 NSCC charges
 All other out-of-pocket expenses

Extraordinary services - quoted separately

File Transfer - $[  ]  per month plus $[  ] /record

If the funds allow direct retail shareholder, the following schedule also applies:
- Additional [  ] basis point per year.

Fees are calculated pro rata and billed monthly.